Exhibit 19.4


  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report




  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                               4

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,399,999,913.68              214,716

  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $582,000,000.00         2.583%                     June 15, 2002
   Class A-2 Notes                                                1,286,000,000.00         2.036%                    April 15, 2004
   Class A-3 Notes                                                  698,000,000.00         2.036%                    March 15, 2005
   Class A-4 Notes                                                  557,838,000.00         4.010%                    March 15, 2006
   Class B Notes                                                     99,000,000.00         4.480%                     June 15, 2006
   Class C Certificates                                              66,000,000.00         5.210%                   August 15, 2006
   Class D Certificates                                              66,000,000.00         7.000%                 February 15, 2008
                                                                     -------------
      Total                                                      $3,354,838,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $16,092,902.30               $18,110.12          $16,111,012.42
  Repurchased Loan Proceeds Related to Interest                          38,632.19                     0.00               38,632.19
                                                                         ---------                     ----               ---------
      Total                                                         $16,131,534.49               $18,110.12          $16,149,644.61

  Servicer Advances:
  Principal Advances                                                         $0.00               $51,910.07              $51,910.07
  Interest Advances                                                   4,797,135.74                 3,648.33            4,800,784.07
                                                                      ------------                 --------            ------------
      Total                                                          $4,797,135.74               $55,558.40           $4,852,694.14

  Principal:
  Principal Collections                                             $63,855,909.04              $450,685.84          $64,306,594.88
  Prepayments in Full                                                30,399,847.89               102,457.05           30,502,304.94
  Prepayments in Full Due to Administrative Repurchases                       0.00                15,165.17               15,165.17
  Repurchased Loan Proceeds Related to Principal                      3,150,359.65                     0.00            3,150,359.65
  Payahead Draws                                                              0.00                21,740.29               21,740.29
                                                                              ----                ---------               ---------
      Total                                                         $97,406,116.58              $590,048.35          $97,996,164.93

  Liquidation Proceeds                                                                                                $1,190,237.03
  Recoveries from Prior Month Charge-Offs                                                                                  5,601.22
                                                                                                                           --------
      Total Principal Collections                                                                                    $99,192,003.18

  Principal Losses for Collection Period                                                                              $2,406,135.98
  Total Regular Principal Reduction                                                                                 $100,454,210.98

  Total Collections                                                                                                 $120,194,341.93


  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------

  Total Collections                                                                                                 $120,194,341.93
  Reserve Account Release                                                                                                      0.00
  Clean-up Call                                                                                                                0.00
  Reserve Account Draw                                                                                                         0.00
                                                                                                                               ----
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $120,194,341.93


                                                          Page 1



  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                               4

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,570,760.45        $2,570,760.45                $0.00
   Amount per $1,000 of Original Balance               0.77                 0.77                 0.00

   Net Swap Payment                           $1,801,794.23
                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $479,957.61          $479,957.61               $0.00                $0.00               $0.00
   Class A2 Notes                     2,108,799.59         2,108,799.59                0.00                 0.00                0.00
   Class A3 Notes                     1,144,589.51         1,144,589.51                0.00                 0.00                0.00
   Class A4 Notes                     1,864,108.65         1,864,108.65                0.00                 0.00                0.00
   Class B Notes                        369,600.00           369,600.00                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $5,967,055.36        $5,967,055.36               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class C Certificates                $286,550.00          $286,550.00               $0.00                $0.00               $0.00
   Class D Certificates                 385,000.00           385,000.00                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                            $671,550.00          $671,550.00               $0.00                $0.00               $0.00


  Total Note and Cert. Interest:     $6,638,605.36        $6,638,605.36               $0.00                $0.00               $0.00

  Total Available for Principal Distribution     $109,183,181.89

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Regular Principal Distribution Amount    230,665,679.02
                                            --------------
      Principal Distribution Amount        $230,665,679.02

  Noteholder Principal Distributions:
   Class A1 Notes                                       $109,183,181.89
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $109,183,181.89


  Certificateholder Principal Distributions:
   Class C Certificates                                           $0.00
   Class D Certificates                                            0.00
                                                                   ----
      Total Certificate Principal Paid                            $0.00

  Total Note and Certificate Principal Paid:            $109,183,181.89

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $120,194,341.93
  Total Distribution (incl. Servicing Fee) $120,194,341.93

  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                               4

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $187.60                   $0.82                  $188.42
  Class A2 Notes                                                 0.00                    1.64                     1.64
  Class A3 Notes                                                 0.00                    1.64                     1.64
  Class A4 Notes                                                 0.00                    3.34                     3.34
  Class B Notes                                                  0.00                    3.73                     3.73
                                                                 ----                    ----                     ----
      Total Notes                                              $33.88                   $1.85                   $35.73


  Class C Certificates                                          $0.00                   $4.34                    $4.34
  Class D Certificates                                           0.00                    5.83                     5.83
                                                                 ----                    ----                     ----
      Total Certificates                                        $0.00                   $5.09                    $5.09

  Total Notes and Certificates:                                $32.54                   $1.98                   $34.52

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $2,871,503,679.02       0.8909860                $2,762,320,497.13       0.8571081
  Class A1 Notes                              230,665,679.02       0.3963328                   121,482,497.13       0.2087328
  Class A2 Notes                            1,286,000,000.00       1.0000000                 1,286,000,000.00       1.0000000
  Class A3 Notes                              698,000,000.00       1.0000000                   698,000,000.00       1.0000000
  Class A4 Notes                              557,838,000.00       1.0000000                   557,838,000.00       1.0000000
  Class B Notes                                99,000,000.00       1.0000000                    99,000,000.00       1.0000000
  Class C Certificates                         66,000,000.00       1.0000000                    66,000,000.00       1.0000000
  Class D Certificates                         66,000,000.00       1.0000000                    66,000,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $3,003,503,679.02       0.8952753                $2,894,320,497.13       0.8627303



  Portfolio Information
  Weighted Average Coupon (WAC)                         8.13%                                           8.15%
  Weighted Average Remaining Maturity (WAM)             48.08                                           47.29
  Remaining Number of Receivables                     204,048                                         200,568
  Portfolio Receivable Balance              $3,084,912,538.95                               $2,984,458,261.06



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $12,844,583.04
  Specified Credit Enhancement Amount                                                                        $29,844,582.61
  Yield Supplement Overcollateralization Amount                                                              $92,337,048.85
  Target Level of Overcollateralization                                                                     $105,181,631.89

  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                               4

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $16,999,999.57
  Specified Reserve Account Balance                                                                           16,999,999.57
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             16,999,999.57
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $16,999,999.57
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,190,237.03
  Recoveries from Prior Month Charge-Offs                                                                                 $5,601.22
  Total Losses for Collection Period                                                                                  $2,540,696.71
  Charge-off Rate for Collection Period (annualized)                                                                          0.52%
  Cumulative Net Losses for all Periods                                                                               $2,557,030.18


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         3,776                $55,680,241.97
  61-90 Days Delinquent                                                                           557                 $8,107,326.92
  91-120 Days Delinquent                                                                          145                 $2,147,082.54
  Over 120 Days Delinquent                                                                         59                   $851,272.65

  Repossesion Inventory                                                                           282                 $4,509,342.27


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.1314%
  Preceding Collection Period                                                                                               0.3071%
  Current Collection Period                                                                                                 0.5318%
  Three Month Average                                                                                                       0.3234%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.2475%
  Current Collection Period                                                                                                 0.3794%
  Three Month Average                                                                                                       0.2648%

  Ford Credit Auto Owner Trust 2001-E
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                               4

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $6,971,190.80                   $176,220.88
  New Advances                                                                           4,769,682.63                     55,432.33
  Servicer Advance Recoveries                                                            2,824,929.96                     53,250.43
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                              $8,915,943.47                   $178,402.78

  Current Month Interest Advances for Prepaid Loans                                        $27,453.11                       $126.07

  Payahead Account
  Beginning Payahead Account Balance                                                                                     $74,138.10
  Additional Payaheads                                                                                                   119,027.97
  Payahead Draws                                                                                                         125,773.91
                                                                                                                         ----------
  Ending Payahead Account Balance                                                                                        $67,392.16

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